SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2019

The following information relates to the proxy statement (the “Proxy Statement”) of GSE Systems, Inc. (the “Company”), dated April 30, 2019, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”), to be held at 6724 Columbia Gateway Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046, on Tuesday, June 11, 2019, at 9:00 a.m. local time. All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The purpose of this Supplement is to clarify and supplement certain information contained in the Proxy Statement in connection with the summary of employment agreements with the Named Executive Officers. This Supplement clarifies the provisions that were in effect in the year ended December 31, 2018, and those that became effective as of January 11, 2019. Specifically, the Company clarifies below the severance and continuation and bonus payments following a Change of Control that would have been due to the Named Executive Officers under their respective employment agreements for the year ended December 31, 2018, if such payments had been triggered, versus those severance and continuation and bonus payments following a Change of Control that would be due under the amendments to the employment agreements of the Named Executive Officers that were filed with Form 8-K on January 11, 2019.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.

Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016, June 12, 2017 and January 11, 2019 (the “Loudermilk Employment Agreement”), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Loudermilk’s base salary to $371,400.  In addition, Mr. Loudermilk is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Loudermilk earned a bonus of $334,260.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.

Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees (other than those working for DP Engineering, LLC, which has not yet been added to the plan), including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants.  The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants other than certain field professionals working for Hyperspring, LLC, and Absolute Consulting, Inc., subject to IRS compensation limits.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk’s death, disability, or for “Cause”, the Company will pay him through the date of termination.  Termination for “Cause” includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days’ notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company’s business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for “Good Reason”, the Company will pay Mr. Loudermilk 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk’s unvested restricted stock units are forfeited upon termination of his employment, except that a certain percentage of the PRSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for “Good Reason” if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Loudermilk Employment Agreement.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change of Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other that Cause (defined above), in each case within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum representing his annual bonus opportunity.  In 2018, the amount was equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  Beginning in 2019, the amount is equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, a certain percentage of Mr. Loudermilk’s PRSUs may vest based on the date of the Change of Control and the volume-weighted average Price (“VWAP”) of the Common Stock at that time.

A “Change of Control” occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one-year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Sorrells Employment Agreement – Mr. Sorrells entered into an employment agreement with the Company, dated August 15, 2016, as amended June 12, 2017, and January 11, 2019 (the “Sorrells Employment Agreement”), which provides that he will serve as the Chief Operating Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Sorrells or the Company decides not to extend the term.  Under the Sorrells Employment Agreement, Mr. Sorrells is entitled to a base salary of at least $290,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Sorrells’s base salary to $307,805.  In addition, Mr. Sorrells is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Sorrells earned a bonus of $277,025.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the Company.

The Sorrells Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Sorrells Employment Agreement terminates due to Mr. Sorrells’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Sorrells Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Sorrells terminates the Sorrells Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Sorrells six months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that six-month period.  Beginning in 2019, salary and benefits continuation has been increased from six months to twelve.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Sorrells’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Sorrells Employment Agreement provides Mr. Sorrells with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other that Cause (defined above), in each case within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum representing his annual bonus opportunity.  In 2018, the amount was equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  Beginning in 2019, the amount is equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, a certain percentage of Mr. Sorrells’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Sorrells agreed during the term of the Sorrells Employment Agreement, and for a one-year period following termination of the Sorrells Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Pepe Employment Agreement – Mr. Pepe entered into an employment agreement with the Company, dated July 1, 2016, as amended June 12, 2017, and January 11, 2019 (the “Pepe Employment Agreement”), which provides that he will serve as the Chief Financial Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Pepe or the Company decides not to extend the term.  Under the Pepe Employment Agreement, Mr. Pepe is entitled to a base salary of at least $250,000, which may be increased (but not decreased) by the Board of Directors.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Pepe’s base salary to $265,300.  In addition, Mr. Pepe is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Pepe earned a bonus of $191,016.  Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company.

The Pepe Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Pepe Employment Agreement terminates due to Mr. Pepe’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Pepe Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Pepe terminates the Pepe Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Pepe six months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that six-month period.  Beginning in 2019, salary and benefits continuation has been increased from six months to twelve.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Pepe’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Pepe Employment Agreement provides Mr. Pepe with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other that Cause (defined above), in each case within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Pepe will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum representing his annual bonus opportunity.  In 2018, the amount was equal to 50% of the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  Beginning in 2019, the amount is equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, a certain percentage of Mr. Pepe’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Pepe agreed during the term of the Pepe Employment Agreement, and for a one-year period following termination of the Pepe Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

This Supplement is first being released to stockholders on or about May 31, 2019, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

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